99.1 Press Realease Dated August 9, 2013

FOR IMMEDIATE RELEASE

RadNet Reports Second Quarter Financial Results and Reaffirms 2013 Full-Year Guidance

•	Service Fee Revenue, net of contractual allowances and discounts (“Revenue”) was $183.5 million, an increase of 6.8% from $171.7 million in the second quarter of 2012
•	Adjusted EBITDA(1) was $30.0 million, a decrease of 4.2% from $31.4 million in the prior year’s second quarter
•	On a sequential basis, comparing the second quarter’s performance in 2013 with the first quarter of 2013, Revenue increased $3.7 million (or 2.1%), Adjusted EBITDA(1) increased $4.5 million (or 17.5%) and Net Income increased $4.0 million
•	RadNet reports diluted per share Net Income of $0.07 compared to diluted per share Net Income $0.07 in the prior year’s second quarter; RadNet reports Income Before Income Taxes of $5.3 million compared to Income Before Income Taxes of $3.3 million in the prior year’s second quarter
•	Same Center procedural volumes decreased 0.3% as compared with the second quarter of 2012
•	RadNet reaffirms 2013 guidance levels

LOS ANGELES, California, August 9, 2013 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 248 owned and/or operated outpatient imaging centers, today reported financial results for its second quarter of 2013.

Second Quarter Financial Results

For the second quarter of 2013, RadNet reported Revenue, Adjusted EBITDA(1) and Net Income Attributable to RadNet, Inc. Common Stockholders (“Net Income”) of $183.5 million, $30.0 million and $2.7 million, respectively. Revenue increased $11.7 million (or 6.8%), Adjusted EBITDA(1) decreased $1.3 million (or 4.2%) and Net Income decreased $0.3 million, respectively, over the second quarter of 2012. Net Income for the second quarter was $0.07 per diluted share, compared to a Net Income of $0.07 per diluted share in the second quarter of 2012 (based upon a weighted average number of diluted shares outstanding of 39.8 million and 39.4 million for these periods in 2013 and 2012, respectively). Income Before Income Taxes in the second quarter of 2013 was $5.3 million as compared with Income Before Income Taxes of $3.3 million in the second quarter of 2012.

On a sequential basis, comparing the second quarter’s performance in 2013 with the first quarter of 2013, Revenue increased $3.7 million (or 2.1%), Adjusted EBITDA(1) increased $4.5 million (or 17.5%) and Net Income increased $4.0.

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Affecting operating results in the second quarter of 2013 were certain non-cash expenses and non-recurring items including: $630,000 of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants; $117,000 of severance paid in connection with headcount reductions related to cost savings initiatives from previously announced acquisitions; $192,000 loss on the disposal of certain capital equipment; $1.2 million of non-cash amortization of deferred loan costs and discount on issuance of debt as part of our existing credit facilities; and $2.1 million gain on the sale of an imaging center.

For the second quarter of 2013, as compared to the prior year’s second quarter, MRI volume increased 10.7%, CT volume decreased 0.6% and PET/CT volume decreased 2.4%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 7.8% over the prior year’s second quarter. On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2013 and 2012, MRI volume increased 0.3%, CT volume decreased 6.3% and PET/CT volume decreased 5.9%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, decreased 0.3% over the prior year’s same quarter.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “We are pleased with the improvement of our business relative to the first quarter of this year. Procedural volumes, Revenue, EBITDA and Net Income increased on a sequential basis from this year’s first quarter performance. Additionally, our same center procedural volumes showed some stabilization, as they were relatively consistent with the second quarter of 2012. In aggregate terms, our Revenue and procedural volumes increased from last year’s second quarter principally resulting from the contribution of the Lenox Hill operations we acquired on December 31, 2012. Lenox Hill is performing according to plan and we continue to see further opportunities to grow in the Manhattan marketplace.”

“The operating environment continues to be a difficult one. Payors continue to manage utilization and to pressure all imaging providers with reduced pricing. RadNet is responding with continuing efforts to reduce costs by capitalizing on our scale and engaging private payors in pricing discussions that reflect our importance to the healthcare delivery systems in the local markets in which we operate. We will also continue to engage in discussions with community hospitals, health systems and medical groups about partnership opportunities that will bring efficiency and long-term strength to our imaging operations”, added Dr. Berger.

Dr. Berger continued, “Furthermore we will continue to address our capital structure and look for ways we can reduce our cost of capital. In April, during the early part of our second quarter, we completed a re-pricing of our Senior Secured Term Loan, which should save us approximately $5 million of cash interest payments annually.”

Acquisition of Manhattan Diagnostic Radiology

On August 1, 2013, subsequent to the end of the second quarter, we completed the acquisition of Manhattan Diagnostic Radiology (MDR), a multi-modality operation with four imaging centers located in Manhattan, New York, for cash consideration of $2.3 million. The facilities will be operated in conjunction with the Lenox Hill Radiology group of centers. As part of this transaction, we expect to close one of MDR’s facilities. Over time, aspects of our respective Lenox Hill and MDR businesses, such as patient traffic, certain equipment and operating personnel, may be consolidated with each other in ways that better serve our patient and referring physician communities and which drive cost efficiencies.

“This transaction will increase our breadth of services, patient capacity and efficiency in Manhattan. We continue to be excited about opportunities within Manhattan and other boroughs of New York City. Manhattan, in particular, represents a new core market for us, and we believe there are further opportunities there for expansion, growth and consolidation. Manhattan has patient density unlike any other market we have seen, and we believe we can operate there with great efficiency and strong margins,” added Dr. Berger.

Six Month Financial Results

For the six months ended June 30, 2013, RadNet reported Revenue, Adjusted EBITDA(1) and Net Income of $363.2 million, $55.6 million and $1.3 million, respectively. Revenue increased $23.0 million (or 6.8%), Adjusted EBITDA(1) decreased $4.9 million (or 8.0%) and Net Income decreased $1.5 million, respectively, over the first six months of 2012. Net Income for the six month period ended June 30, 2013 was $0.03 per diluted share, compared to Net Income of $0.07 per diluted share in corresponding six month period of 2012 (based upon a weighted average number of fully diluted shares outstanding of 39.9 million and 39.2 million for these periods in 2013 and 2012, respectively).

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Affecting operating results in the six months ended June 30, 2013 were certain non-cash expenses and non-recurring items including: $1.6 million of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants; $240,000 of severance paid in connection with headcount reductions related to cost savings initiatives from previously announced acquisitions; $362,000 loss on the disposal of certain capital equipment; $2.1 million of non-cash amortization of deferred loan costs and discount on issuance of debt as part of our existing credit facilities; and $2.1 million gain on the sale of an imaging center.

2013 Guidance

RadNet reaffirms the following previously announced 2013 fiscal year guidance ranges:

Revenue	$700 million - $730 million
Adjusted EBITDA(1)	$120 million - $130 million
Capital Expenditures (a)	$35 million - $40 million
Cash Interest Expense	$42 million - $47 million
Free Cash Flow Generation (b)	$35 million - $45 million

(a)	Net of proceeds from the sale of equipment.
(b)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Dr. Berger added, “Confirming our guidance implies that as we experienced in the second quarter of 2013 relative to the first quarter, we are expecting continued improvement in our business during the second half of 2013. We remain optimistic this is achievable, due in part, to the contribution of cost savings initiatives from our information technology implementation of our eRAD subsidiary’s Radiology Information System (RIS) and Picture Archiving Communication System (PACS) and voice recognition transcription solutions and expected operational improvement in some of our east coast regions which experienced softness in the first half of 2013.”

Dr. Berger continued, “It is also important to note that we front-loaded much of our 2013 capital expenditures into the first half of 2013. As a result, we are only budgeting to spend an additional between $12 million and $15 million for the remainder of the year. Combined with projected cash interest expense in the second half of 2013 of between $20 million and $22 million as a result of our Senior Term Loan re-pricing transaction in April, we expect significantly more free cash flow generation over the next two quarters. We anticipate utilizing accumulated cash for debt repayment or in conjunction with exploring opportunities that may arise to refinance our Senior Unsecured Notes, the most expensive part of our debt capital structure, when they become callable in 2014.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss RadNet’s second quarter 2013 results on Friday, August 9th, 2013 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Daylight Time).

Conference Call Details:

Date: Friday, August 9, 2013

Time: 10:30 a.m. Eastern Time

Dial In-Number: 888-395-3227

International Dial-In Number: 719-325-2472

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It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 9517719.

There will also be a simultaneous live webcast of the conference call which can be accessed under "News" in the RadNet Investor Relations section of the company website at http://www.radnet.com/ or you may use the link audio feed and archived recording of the conference call available at http://public.viavid.com/index.php?id=105643.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 248 fully-owned and operated outpatient imaging centers. RadNet’s core markets include California, Maryland, Delaware, Rhode Island, New Jersey and New York. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 6,300 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2013 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE DATA)

	June 30,	December 31,
	2013	2012
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$251	$362
Accounts receivable, net	139,373	129,194
Current portion of deferred tax assets	5,888	7,607
Prepaid expenses and other current assets	16,758	18,737
Total current assets	162,270	155,900
PROPERTY AND EQUIPMENT, NET	219,679	216,560
OTHER ASSETS
Goodwill	196,090	193,871
Other intangible assets	51,462	51,674
Deferred financing costs	11,210	11,977
Investment in joint ventures	28,646	28,598
Deferred tax assets, net of current portion	53,817	52,790
Deposits and other	3,559	3,749
Total assets	$726,733	$715,119

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$108,417	$105,929
Due to affiliates	1,230	1,602
Deferred revenue	1,348	1,273
Current portion of deferred rent	1,360	1,164
Current portion of notes payable	5,544	4,703
Current portion of obligations under capital leases	2,540	3,942
Total current liabilities	120,439	118,613
LONG-TERM LIABILITIES
Deferred rent, net of current portion	17,498	15,850
Line of credit	1,000	33,000
Notes payable, net of current portion	571,740	537,009
Obligations under capital lease, net of current portion	2,922	3,753
Other non-current liabilities	8,194	8,895
Total liabilities	721,793	717,120

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock - $.0001 par value, 200,000,000 shares authorized; 40,089,196, and 38,540,482 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	4	4
Paid-in-capital	172,667	168,415
Accumulated other comprehensive (loss) income	(78)	39
Accumulated deficit	(169,749)	(171,093)
Total RadNet, Inc.'s stockholders' equity (deficit)	2,844	(2,635)
Noncontrolling interests	2,096	634
Total stockholders' equity (deficit)	4,940	(2,001)
Total liabilities and stockholders' equity (deficit)	$726,733	$715,119

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
NET SERVICE FEE REVENUE
Service fee revenue, net of contractual allowances and discounts	$183,475	$171,746	$363,237	$340,246
Provision for bad debts	(6,955)	(6,395)	(13,777)	(12,879)
Net service fee revenue	176,520	165,351	349,460	327,367

OPERATING EXPENSES
Cost of operations	148,698	136,554	298,260	271,954
Depreciation and amortization	14,528	14,893	29,288	29,785
Loss on sale and disposal of equipment	192	276	362	300
Severance costs	117	163	240	612
Total operating expenses	163,535	151,886	328,150	302,651

INCOME FROM OPERATIONS	12,985	13,465	21,310	24,716

OTHER EXPENSES
Interest expense	11,343	13,475	23,490	27,042
Equity in earnings of joint ventures	(1,658)	(1,986)	(2,864)	(3,248)
Gain on sale of imaging centers	(2,108)	–	(2,108)	–
Other expense (income)	150	(1,344)	148	(2,491)
Total other expenses	7,727	10,145	18,666	21,303

INCOME BEFORE INCOME TAXES	5,258	3,320	2,644	3,413
Provision for income taxes	(2,497)	(421)	(1,249)	(666)

NET INCOME	2,761	2,899	1,395	2,747
Net income (loss) attributable to noncontrolling interests	75	(47)	51	(88)

NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$2,686	$2,946	$1,344	$2,835

BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.07	$0.08	$0.03	$0.08

DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.07	$0.07	$0.03	$0.07

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	39,217,122	37,761,316	39,038,904	37,715,723

Diluted	39,829,663	39,430,716	39,853,298	39,215,632

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS)

(unaudited)

	Six Months Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,395	$2,747
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,288	29,785
Provision for bad debt	13,777	12,879
Equity in earnings of joint ventures	(2,864)	(3,248)
Distributions from joint ventures	3,971	3,375
Deferred rent amortization	1,844	2,582
Amortization of deferred financing cost	1,066	1,205
Amortization of bond and term loan discount	1,025	469
Loss on sale and disposal of equipment	362	300
Gain on sale of imaging centers	(2,108)	–
Amortization of cash flow hedge	–	551
Stock-based compensation	1,582	1,706
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(23,171)	(14,097)
Other current assets	(423)	(1,887)
Other assets	190	(29)
Deferred taxes	692	–
Deferred revenue	75	(68)
Accounts payable, accrued expenses and other	2,076	4,547
Net cash provided by operating activities	28,777	40,817

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(3,625)	(9,917)
Purchase of property and equipment	(28,349)	(25,347)
Proceeds from sale of equipment	505	446
Proceeds from sale of imaging facilities	3,920	2,300
Proceeds from sale of joint venture interests	2,640	–
Purchase of equity interest in joint ventures	(1,803)	(920)
Net cash used in investing activities	(26,712)	(33,438)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(5,211)	(8,016)
Deferred financing costs	(432)	–
Proceeds from borrowings upon refinancing	35,122	–
Net (payments on) proceeds from line of credit	(32,000)	1,500
Payments to counterparties of interest rate swaps, net of amounts received	–	(3,046)
Distributions to noncontrolling interests	(7)	(64)
Proceeds from issuance of common stock upon exercise of options/warrants	469	–
Net cash used in financing activities	(2,059)	(9,626)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(117)	26
NET DECREASE IN CASH AND CASH EQUIVALENTS	(111)	(2,221)
CASH AND CASH EQUIVALENTS, beginning of period	362	2,455
CASH AND CASH EQUIVALENTS, end of period	$251	$234

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$21,792	$24,451

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.

COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	June 30,
	2013	2012

Net Income Attributable to RadNet, Inc. Common Shareholders	$2,686	$2,946
Plus Provision for Income Taxes	2,497	421
Plus Other Expenses (Income)	150	(1,344)
Plus Interest Expense	11,343	13,475
Plus Severance Costs	117	163
Plus Loss (Gain) on Sale of Equipment	192	276
Plus Loss (Gain) on Sale of Imaging Centers	(2,108)	–
Plus Depreciation and Amortization	14,528	14,893
Plus Non Cash Employee Stock Compensation	630	531
Adjusted EBITDA(1)	$30,035	$31,361

	Six Months Ended
	June 30,
	2013	2012

Net Income Attributable to RadNet, Inc. Common Shareholders	$1,344	$2,835
Plus Provision for Income Taxes	1,249	666
Plus Other Expenses (Income)	148	(2,491)
Plus Interest Expense	23,490	27,042
Plus Severance Costs	240	612
Plus Loss (Gain) on Sale of Equipment	362	300
Plus Loss (Gain) on Sale of Imaging Centers	(2,108)	–
Plus Depreciation and Amortization	29,288	29,785
Plus Non Cash Employee Stock Compensation	1,582	1,706
Adjusted EBITDA(1)	$55,595	$60,455

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RADNET PAYMENTS BY PAYORS *

	Second Quarter 2013	Full Year 2012	Full Year 2011
Commercial Insurance	56.1%	56.0%	55.1%
Medicare	20.6%	20.8%	20.2%
Capitation	12.6%	13.2%	14.5%
Workers Compensation/Personal Injury	4.9%	4.5%	4.5%
Medicaid	3.5%	3.4%	3.4%
Other	2.2%	2.2%	2.3%
	100.0%	100.0%	100.0%

RADNET PAYMENTS BY MODALITY *

	Second Quarter 2013	Full Year 2012	Full Year 2011
MRI	36.2%	35.5%	35.1%
CT	15.6%	16.0%	16.1%
PET/CT	5.7%	5.9%	6.0%
X-ray	10.7%	10.3%	10.1%
Ultrasound	11.2%	10.9%	10.9%
Mammography	15.3%	16.0%	15.9%
Nuclear Medicine	1.6%	1.5%	1.6%
Other	3.7%	4.0%	4.2%
	100.0%	100.0%	100.0%

Note

*Based upon global payments received from consolidated Imaging Centers from that year's dates of service. Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events that have taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as an analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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